Exhibit 10.10

LEMONADE, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is entered into as of June 1, 2017 by and between Lemonade, Inc., a Delaware corporation, f/k/a Lemonade Group, Inc., (the “Company”), and Timothy E. Bixby (“Purchaser”).

1.                                      Purchase and Sale of Stock

Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below), the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, Three Hundred and Fifty Thousand (350,000) shares (the “Shares”) of the Company’s common stock (the “Common Stock”), par value $0.00001 per share, in exchange for payment of $2.65 per Share (total purchase price of $927,500) in the form of a Promissory Note, receipt of which is hereby acknowledged by the Company. The term “Shares” shall include the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to any stock dividends or splits, all securities received in replacement of the Shares in any recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2.             Closing

The purchase and sale of the Shares shall occur at the principal office of the Company simultaneously on the date first set forth above or on such other date as the Company and Purchaser shall agree (the “Purchase Date “). On the Purchase Date, the Company will deliver to Purchaser a stock certificate representing the Shares purchased by Purchaser, against payment of the purchase price for the Shares by (a) check made payable to the Company, (b) cancellation of indebtedness of the Company to Purchaser, or (c) by a combination of the foregoing.

3.             Repurchase Right

In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Company’s Repurchase Option (as defined below). After any Shares have been released from the Repurchase Option, Purchaser shall not assign, encumber or dispose of any interest in such Shares except in compliance with the provisions of this Agreement and applicable securities laws.

(a)           Repurchase Option.

(i)            In the event that Purchaser shall at any time cease to have an employment, consulting or other service relationship with the Company (or any successor or its parent company) for any reason (the date of such termination being the “Termination Date “), the Company shall have the right (the “Repurchase Option “), for a period of 90 days from such Termination Date (the “Option Period”), to repurchase any or all of the Shares that have not yet been released from the Repurchase Option pursuant to Section 3(b) (the “Unvested Shares”) at a repurchase price per Share in cash of $2.65 (the “Repurchase Price”). The Company may exercise its Repurchase Option as to any or all of the Unvested Shares at any time during the Option Period by written notice to Purchaser, provided, however, that without requirement of further action on the part of either party hereto, the Repurchase Option shall be deemed to have been automatically exercised as to all Unvested Shares at 5:00 p.m. Pacific time on the last day of the Option Period, unless the Company declines in writing to exercise its Repurchase Option in whole or in part prior to such time; provided further, that notwithstanding the above, the Repurchase Option shall not be deemed to have been automatically exercised, and shall instead be deemed to become temporarily unexercisable as of such time and date and extended by the duration of any such period, in any case where such automatic exercise would result in a violation of applicable law (including without limitation Section 160 of the Delaware General Corporation Law), and the Repurchase Option shall once again be deemed exercisable (or, as provided above, exercised) as soon as a violation of applicable law would not result from its exercise.

(ii)           If the Company determines not to exercise the Repurchase Option in whole or in part, it shall notify Purchaser prior to the end of the Option Period, and the Repurchase Option shall thereupon terminate as to any Unvested Shares for which the Company declined to exercise the Repurchase Option. If the Repurchase Option is exercised or deemed to be exercised, then within five (5) business days after the date of such exercise or deemed exercise, the Company shall notify the Escrow Agent (as defined below) thereof and shall make payment of the aggregate Repurchase Price for the Unvested Shares being repurchased by any of the following methods: (A) delivering to Purchaser a check in the amount of the aggregate Repurchase Price; (B) canceling an amount of indebtedness of Purchaser to the Company equal to the aggregate Repurchase Price; or (C) any combination of (A) and (B) such that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon delivery of the payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and all related rights and interests therein, and the Company shall have the right to retain and transfer to its own name the number of Unvested Shares being repurchased by the Company.

(iii)          If the Company neither notifies Purchaser prior to the end of the Option Period of the Company’s decision not to exercise its Repurchase Option nor delivers payment of the aggregate Repurchase Price to Purchaser within five (5) business days after the actual or deemed exercise of the Repurchase Option (or within an additional period in accordance with Section 3(a)(0), then the sole remedy of Purchaser thereafter shall be to receive the aggregate Repurchase Price from the Company in the manner set forth above for the Unvested Shares deemed repurchased, and in no case shall Purchaser have any claim of ownership as to any of such Unvested Shares. If the Repurchase Option is terminated in whole or in part by written notice from the Company to Purchaser, then upon and following such termination the only remaining right of Purchaser under this Agreement shall be the right to receive and retain the Unvested Shares as to which the Repurchase Option was terminated, and Purchaser shall have no right whatsoever to receive the Repurchase Price.

(b)           Vesting; Release of Shares from Repurchase Option.

As of the date of this Agreement, all of the Shares shall initially be deemed Unvested Shares and subject to the Repurchase Option. One-fourth (1/4) of the Unvested Shares shall be released from the Repurchase Option on the first anniversary of the date of this Agreement so long as Purchaser has not voluntarily terminated his employment with the Company prior to such anniversary, and thereafter 1/12 of the remaining Unvested Shares shall be released from the Repurchase Option and shall thereupon cease to be Unvested Shares upon completion of each successive quarter of service after the first anniversary of this Agreement, until all Unvested Shares have been released from the Repurchase Option on the four (4) year anniversary of the date of this Agreement. In the event of a Change of Control in which the vesting of any equity award held by any employee, officer or director of the Company employed after the date of this Agreement, or which applies to employees generally under the terms of the document memorializing the change of control transaction, accelerates on a basis more favorable than that afforded to Purchaser hereunder, this Section 3(b) shall be deemed modified to provide Purchaser with such more favorable vesting acceleration; provided however, that, without limiting the foregoing, if a Change of Control occurs prior to the first anniversary of this Agreement, one-fourth (1/4) of the Unvested Shares shall be released from the Repurchase Option immediately prior to the Change of Control and shall thereupon cease to be Unvested Shares as of the Change of Control.

(c)           Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Change of Control” means (A) a merger, consolidation or reorganization involving the Company in which the shares of capital stock of the Company outstanding immediately prior to such merger, consolidation or reorganization (or the shares of capital stock into which such shares are converted or for which such shares are exchanged in connection with such merger, consolidation or reorganization) do not represent immediately following such merger, consolidation or reorganization at least a majority, by voting power, of the capital stock of (1) the surviving or resulting entity or (2) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger, consolidation or reorganization, the parent entity of such surviving or resulting entity; or (B) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

(d)           Escrow. For purposes of facilitating the enforcement of the provisions of this Section 3, Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Option, to deliver such certificate(s). together with an Assignment Separate From Certificate in the form attached to this Agreement as Exhibit B executed by Purchaser (and by Purchaser’s spouse if required for transfer), in blank, to the Secretary of the Company or the Secretary’s designee (as applicable, the “Escrow Agent”), to hold such certificate(s) and Assignment Separate From Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. Purchaser hereby acknowledges that the Escrow Agent is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that the Escrow Agent shall not be liable to any party hereof (or to any other party). The Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Escrow Agent resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement. Certificates representing the Shares that have been released from the Repurchase Option shall be delivered to Purchaser upon request promptly after such release.

4.             Right of First Refusal

Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder “) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 4 (the “Right of First Refusal”). Notwithstanding any other provision hereof, Purchaser shall not be entitled to sell or transfer any Shares which have not been released from the Repurchase Option.

(a)           Transfer Notice. In the event that Purchaser (i) proposes to sell, pledge, gift or otherwise voluntarily transfer to a third party any Shares, or any interest therein (any such event a “Voluntary Transfer”), or (ii) any Shares, or any interest therein, are to be transferred involuntarily to any third party pursuant to divorce, legal separation, foreclosure, legal judgment, bankruptcy or other legal or administrative proceeding, or any other involuntary transfer (any such event an “Involuntary Transfer”), the Company shall have the Right of First Refusal with respect to all or any portion thereof, of such Shares. In the event of a proposed Voluntary Transfer or Involuntary Transfer, Purchaser shall promptly give a written notice (the “Transfer Notice “) to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred (and the number of such Shares that arc Unvested Shares), the proposed transfer price (if applicable), the name and address of the proposed transferee (the “Transferee”), and evidence satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. In the event of an Involuntary Transfer, the Transfer Notice shall contain an explanation of the circumstances of the transfer and copies of any related legal documents, including without limitation any judgment liens, court documents or foreclosure notices. The Company shall have the right to purchase all. or any portion thereof, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Sections 4(b) and 4(c)) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b)           Transfer of Shares. If the Company fails to exercise its entire Right of First Refusal within 30 days after the date when it received the Transfer Notice, Purchaser may, not later than 90 days following receipt of the Transfer Notice by the Company, complete a transfer of the portion of the Shares not elected to be purchased by the Company, that are subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale must be made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which Purchaser is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by Purchaser or such Transferee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in this Section 4. If the Company exercises any portion of its Right of First Refusal, the parties shall consummate the sale of the portion of the Shares to be purchased by the Company on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice), provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents (an “In-Kind Transfer’”), the Company shall have the option of paying for the Shares with cash or cash equivalents at a price equal to the Fair Market Value (as determined pursuant to Section 4(c)) of the consideration described in the Transfer Notice.

(c)           Transfer Price. In the event of a Voluntary Transfer by pledge, gift or In-Kind Transfer, or any Involuntary Transfer, the price per Share shall be determined as follows. The Company shall be entitled to purchase any Unvested Shares at the Repurchase Price. The Company shall be entitled to purchase any Shares that are no longer Unvested Shares at the then effective fair market value for such Shares, (the “Fair Market Value “), as determined in good faith by the Board of Directors. In the event that Purchaser or any proposed Transferee (a “Disagreeing Party”) disagrees with such Fair Market Value determined by the Board of Directors, the Disagreeing Party shall be entitled to have the Fair Market Value determined by an independent appraiser or recognized standing mutually acceptable to the Company and the Disagreeing Party, the fees for which appraisal shall be borne solely by the Disagreeing Party.

(d)           Permitted Transfers. This Section 4 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a Voluntary Transfer to any members of Purchaser’s Immediate Family (as defined below) or to a trust established by Purchaser for the benefit of Purchaser or Purchaser’s Immediate Family members, provided in each case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If Purchaser transfers any Shares, either under this Section 4(d) or after the Company has failed to exercise the Right of First Refusal, then this Section 4 shall apply to the Transferee to the same extent as it applied to Purchaser. “Immediate Family” as used herein shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

(i)            Termination of Right of First Refusal. The Right of First Refusal pursuant to this Section 4 shall terminate upon the earlier of (x) the first sale of Common Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or (y) the closing of a Change of Control.

5.             Assignment of Company Purchase Rights

The rights of the Company to purchase any portion of the Shares under Section 3 or Section 4 of this Agreement may be assigned, in whole or in part, to any stockholder or stockholders of the Company or other persons or organizations approved by the Board of Directors.

6.             Termination of Rights as Stockholder

If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with Section 3 or Section 4 above, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a Holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor has or have been delivered as required by this Agreement.

7.             Market Standoff

In connection with the initial underwritten public offering by the Company of its equity securities, Purchaser agrees that it will not. without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its common stock or other equity securities under the Securities Act and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days, which period may be extended upon the request of the managing underwriter, to the extent required by any NASD, NYSE or FINRA rules, for an additional period of up to 15 days if the Company issues or proposes to issue an earnings or other public release within 15 days after the expiration of the 180-day period), (i) lend: offer: pledge: sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 7 shall apply only to the initial public offering of the Company, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 7 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.

8.             Purchaser Representations

In connection with the purchase of the Shares, Purchaser represents and warrants to the Company the following:

(a)           Purchaser is acquiring the Shares for investment for Purchaser’s own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. Purchaser has no present intention of selling, granting any participation in or otherwise distributing the Shares. Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any other person or entity, with respect to any of the Shares. Purchaser understands that the Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions therefrom that depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein, and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act and applicable state securities laws or Purchaser provides evidence satisfactory to the Company that an exemption from registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares.

(b)           Purchaser will not sell, transfer or otherwise dispose of the Shares in violation of the Securities Act. the Securities Exchange Act of 1934, any state securities law or the rules promulgated thereunder. Purchaser agrees that Purchaser will not dispose of the Shares unless and until Purchaser has complied with all requirements of this Agreement applicable to the disposition of Shares and Purchaser has provided the Company with written assurances, in substance and form satisfactory to the Company, that (i) the proposed disposition does not require registration of the Purchased Shares under the Securities Act. or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken, and (ii) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under any applicable state securities laws, rules and regulations.

(c)           Purchaser has been furnished with, and has had access to, such information as Purchaser considers necessary or appropriate for deciding whether to invest in the Shares, and Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares.

(d)           Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares or Purchaser’s making of an election under Section 83(b) of the of the Internal Revenue Code of 1986, as amended (the “Code”) as contemplated by this Agreement. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company or counsel to the Company for any tax advice.

9.             Restrictive Legends and Stop-Transfer Orders

(a)           Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)            THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT EFFECTIVE REGISTRATIONS THEREUNDER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

(ii)           THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b)           Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)           Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Any attempt to transfer contrary to the provisions of Section 4 shall be void.

(d)           Removal of Legend. When all of the following events have occurred, the Shares then held by Purchaser will no longer be subject to the legend referred to in Section 9(a)(ii): (i) the termination of the Right of First Refusal: (ii) the expiration or termination of the lock-up provisions of Section 7 (and of any agreement entered pursuant to Section 7); and (iii) the expiration or exercise in full of the Repurchase Option. After such time, and upon Purchaser’s request, a new certificate or certificates representing the Shares not repurchased shall be issued without the legend referred to in Section 9(a)(ii) and delivered to Purchaser.

10.          No Employment Rights

Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

11.          Section 83(b) Election

Purchaser understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to buy back the Shares pursuant to the Repurchase Option set forth in Section 3(a) of this Agreement. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) of the Code (an “83(b) Election “) with the Internal Revenue Service within 30 days from the date of purchase. Even if the fair market value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the election must be made to avoid income under Section 83(a) of the Code in the future. Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser acknowledges and agrees that it is solely Purchaser’s responsibility to timely file an 83(b) Election and any other filing related thereto, if Purchaser chooses to do so, that the Company has no responsibility or obligation of any kind to assist with such filing, and that Purchaser will have no claim of any kind against the Company or counsel to the Company if Purchaser fails to timely file such 83(b) Election. Purchaser acknowledges that the foregoing is only a summary ‘of the effect of United States federal income taxation with respect to purchase of the Shares hereunder and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death.

12.          General

(a)           Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

(b)           Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)           Amendment. Subject to applicable law, this Agreement and any of the provisions hereof may be amended, modified or supplemented, in whole or in part, only in a writing signed by the parties hereto.

(d)           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(e)           Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(f)            Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(f)            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)           Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Any successor (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall be deemed to assume the obligations and to be entitled to the benefits under this Agreement to the same extent as the Company would be required to perform such obligations or would be entitled to such benefits in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets that executes and delivers the assumption agreement described in this section or that becomes bound by the terms of this Agreement by operation of law.

(h)           Option Plan. Purchaser agrees that the terms and conditions of the Company 2015 Incentive Share Option Plan (the “Plan”) shall, to the extent applicable, apply to the Shares; provided that, in the event the terms of this Agreement conflict with the terms of the Plan, the terms of this Agreement shall control.

(i)            No Right to Continued Employment. Purchaser acknowledges and agrees that the vesting of Shares pursuant to this Agreement is earned only by continuing service as a service provider at will (and not through the act of being hired or purchasing Shares hereunder). Purchaser further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for the vesting period, or for any period at all, and shall not interfere with the Company’s right to terminate Purchaser’s relationship with the Company at any time, with or without cause or notice.

(j)            Specific Performance. Purchaser understands and agrees that monetary damages would not adequately compensate the Company for the breach of this Agreement by Purchaser, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, Purchaser hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

LEMONADE, INC,

By:	/s/ Daniel Schreiber
Name:	Daniel Schreiber
Title:	Chief Executive Officer

PURCHASER

/s/ Timothy E. Bixby
Timothy E. Bixby

Address:	[ ]

EXHIBIT A

LEMONADE, INC.

SPOUSAL CONSENT

I, Heather J. Myers, spouse of Purchaser named in the foregoing Stock Purchase Agreement (“Agreement”), confirm that I have read and I understand such Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement, and further agree that any community property or similar interest that I may have in the Shares shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Dated:	5-23-17	/s/ Heather J. Myers
Heather J. Myers

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Purchase Agreement between the undersigned (“Purchaser”) and Lemonade, Inc., a Delaware corporation (the “Company”), dated June 1, 2017 (the “Agreement”), Purchaser hereby sells, assigns and transfers unto the Company                 shares of the Common Stock of the Company standing in Purchaser’s name on the Company’s books and represented by Certificate No.     , and hereby irrevocably constitutes and appoints Daniel Schreiber or any other person designated by the Board to transfer such stock on the books of the Company with full power of substitution in the premises.

THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated:
Timothy E. Bixby

EXHIBIT C

LEMONADE GROUP, INC. RECEIPT AND CONSENT

The undersigned hereby acknowledges receipt of Certificate No.     for 350,000 shares of Common Stock of Lemonade, Inc. (the “Company”).

The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow agent pursuant to the Stock Purchase Agreement that Purchaser has previously entered into with the Company. As escrow agent, the Secretary of the Company, or his or her designee, will hold the original of the aforementioned certificate issued in the undersigned’s name, and the undersigned consents to the Company delivering such certificate to such escrow agent on the undersigned’s behalf.

Dated: June 1, 2017	/s/ Timothy E. Bixby
Timothy E. Bixby